DocuSign Envelope ID: FCF340BE-58A7-44B5-B357-91295694C2F1

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease ("this Amendment") is made effective as of January 1, 2023 (the "Amendment Effective Date") by and between SNH MEDICAL OFFICE PROPERTIES TRUST, a Maryland real estate investment trust, n/k/a NUCLEIC ACIDS LICENSING, LLC, a Florida Corporation Successor in interest to SNH MEDICAL OFFICE PROPERTIES TRUST (Landlord") and AXOGEN CORPORATION, a Delaware Corporation ("Tenant"). Capitalized terms not otherwise defined in the Amendment shall have the meaning as set forth in the Agreement (defined below).

WHEREAS, on or about November 19, 2018, the Landlord and Tenant entered into that certain Lease Agreement ("Lease") and on or about March 1, 2021 Landlord and Tenant entered into that certain First Amendment to Lease, for Premises known as Suites S-175, S-177, and S-179 in the building ("Building") known as the Progress Center Building and located at 13709 Progress Boulevard, Alachua, Florida; and

WHEREAS, the Landlord and Tenant desire to modify certain terms and conditions of the Agreement as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant are intending to be legally bound agree as follows:

1. Amendment to Section 1.1 Introduction and Subject Referred To: In accordance with the Premises, amendment to the definition "Annual Fixed Rent" shall be replaced with the following:

Months	Annual Fixed Rent	Monthly Installments
January 1, 2023-December 31, 2023	$ 43,112.40	$ 3,592.70
January 1, 2024-December 31, 2024	$ 44,405.76	$ 3,700.48

2. Amendment to Section 2.2 Term: Paragraph 2.2 shall be replaced with the following paragraph:

   The Term of this Agreement is hereby extended up and through December 31, 2023. Landlord and Tenant agree that Tenant may extend the term for one additional year, by giving Landlord written notice by September 30, 2023, of their intention to extend the term at the Annual Fixed Rent as set forth in this Amendment.

3. Full Force and Effect. With the modifications set forth in this Amendment, the Agreement remains in full force and effect.

4. Miscellaneous: This Amendment may be executed in one or more counterparts, each of which shall be deemed an original of this Amendment and all of which, when taken together, shall be deemed to constitute one and the same valid and binding Amendment. This Amendment may be transmitted by facsimile or in .pdf electronic format, and it is the intent of the parties that any signature printed by a receiving facsimile machine or computer system to be deemed an original signature.

DocuSign Envelope ID: FCF340BE-58A7-44B5-B357-91295694C2F1

IN WITNESS WHEREOF, the Landlord and Tenant hereto have duly executed this Amendment as of the Amendment Effective Date.

TENANT:
Axogen Corporation

By: [signature]

Name: Peter J. Mariani

Title: EVP & Chief Financial Officer

Date: 12/30/2022

LANDLORD:
Nucleic Acids Licensing, LLC

By: Steven Benner

Name: Steven A Benner

Title: Managing Director

Date: 12/28/2022